Exhibit 99.1

THE LGL GROUP TO PRESENT AT SIDOTI VIRTUAL INVESTOR CONFERENCE DECEMBER 7

ORLANDO, FL. December 6, 2023 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) announced its Co-CEO's, Marc Gabelli and Timothy Foufas will make a presentation to investors at the Sidoti Small-Cap Virtual Investor Conference on December 7, 2023.

The presentation will begin at 11:30 am Eastern Time (U.S. and Canada) on December 7, 2023 and can be accessed live here: https://sidoti.zoom.us/webinar/register/WN_iiabADsgRrqulgU6_x-ecA. To register for the presentation, visit www.sidoti.com/events. Registration is free and you don't need to be a Sidoti client.

About Sidoti & Company:

For over two decades, Sidoti & Company (http://www.sidoti.com) has been a premier provider of independent securities research focused specifically on small and microcap companies and the institutions that invest in their securities, with most of its coverage in the $100 million-$5 billion market cap range. The firm’s approach affords companies and institutional clients a combination of high-quality research, a small- and microcap-focused nationwide sales effort, broad access to corporate management teams, and extensive trading support. Sidoti serves 500+ institutional clients in North America.

ABOUT THE LGL GROUP, INC.

The LGL Group, Inc. (the "Company" or "LGL") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

LGL was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American (“NYSE”) under the symbols "LGL" and “LGL WS”, respectively.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

The LGL Group, Inc.

James Tivy

(407) 298-2000